UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2013

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On October 31, 2013, the Board of Directors of Lifetime Brands, Inc. (the “Company”) elected Dennis E. Reaves as a director of the Company. Mr. Reaves is expected to be named as a member of the Strategic Planning and the Nominating & Governance Committees of the Board of Directors. Mr. Reaves has 45 years of retail experience with more than 35 years in senior management positions in all facets of retail. He formerly was Senior Vice President and General Merchandise Manager of Wal-Mart Stores, Inc., where he had responsibility for $18 billion in sales volume. Mr. Reaves also has served as a senior consultant to leading retailers, such as Big Lots, Inc. and Gap, Inc., and to multinational consumer products companies, including Jarden Corporation.

A copy of the press release announcing Mr. Reaves election is attached to this Form 8-K as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 4, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer
and Chief Financial Officer

Date: November 6, 2013